Exhibit h(1)

FORM OF

FIDELITY MERRIMACK STREET TRUST

PARTICIPATION AGREEMENT

This Participation Agreement (the "Agreement") is made as of the date set forth below between Fidelity Merrimack Street Trust (the "Trust") on behalf of each series of the Trust listed on Annex A hereto (as may be amended from time to time by the Trust), and _____________________________ (the "________________"), on behalf of each of its series listed on Annex B hereto, as may be amended from time to time by the _________(each, an "Investing Fund").

WHEREAS, Section 12(d)(1)(A) ("Section 12(d)(1)(A)") of the Investment Company Act of 1940, as amended (the "1940 Act"), limits investment by an investment company, as defined in the 1940 Act, and affiliates of such company, in any other investment company that is registered under the 1940 Act; and

WHEREAS, the Trust is an investment company registered as such under the 1940 Act; and is organized as a series fund with multiple separate series (each such series a "Fund" and collectively the "Funds"); and

WHEREAS, the ________________ is a registered investment company under the 1940 Act, and each Investing Fund has been duly formed or organized as a series of such ________________; and

WHEREAS, the Securities and Exchange Commission (the "Commission") has granted an order (Rel. No. IC-30513 dated May 10, 2013) exempting the Trust and certain investment companies investing in the Trust from the limits of Section 12(d)(1)(A) and (B) (such release and the application collectively, the "Order"); and

WHEREAS, in reliance on the Order, the Investing Fund may acquire shares in the Funds ("Shares") in excess of the limits imposed by Section 12(d)(1)(A); and

WHEREAS, pursuant to the conditions set forth in the Order, each Investing Fund must enter into a written agreement with the Trust prior to acquiring Shares in excess of the limits imposed by Section 12(d)(1)(A);

NOW, THEREFORE, the Trust and the ________________, on behalf of each Investing Fund, agree as follows:

1. The members of an Investing Fund's Advisory Group will not control (individually or in the aggregate) a Fund (or its respective Master Fund) within the meaning of Section 2(a)(9) of the 1940 Act. The members of an Investing Fund's Sub-Advisory Group will not control (individually or in the aggregate) a Fund (or its respective Master Fund) within the meaning of Section 2(a)(9) of the 1940 Act. If, as a result of a decrease in the outstanding voting securities of a Fund, the Investing Fund's Advisory Group or the Investing Fund's Sub-Advisory Group, each in the aggregate, becomes a holder of more than 25 percent of the outstanding voting securities of a Fund, it will vote its Shares of the Fund in the same proportion as the vote of all other holders of the Fund's Shares. This condition does not apply to the Investing Fund's Sub-Advisory Group with respect to a Fund (or its respective Master Fund) for which the Investing Fund Sub-Adviser or a person controlling, controlled by or under common control with the Investing Fund Sub-Adviser acts as the investment adviser within the meaning of Section 2(a)(20)(A) of the 1940 Act.

For purposes of this Agreement, a "Master Fund" is another registered investment company in which a Fund invests that is in the same group of investment companies as the Fund, having the identical investment objectives as the Fund.

For purposes of this Agreement, any Investing Fund organized as a unit investment trust will have a sponsor ("Sponsor") and/or trustee ("Trustee") and each Investing Fund formed as a registered management investment company (each, an "Investing Management Company") will have an investment adviser within the meaning of Section 2(a)(20)(A) of the 1940 Act ("Investing Fund Adviser") that does not control, is not controlled by or under common control with the Fund's adviser. Each Investing Management Company may also have one or more investment advisers within the meaning of Section 2(a)(20)(B) of the 1940 Act (each, an "Investing Fund Sub-Adviser").

For purposes of this Agreement, the "Investing Fund's Advisory Group" consists of the Investing Fund Adviser, or Sponsor, any person controlling, controlled by, or under common control with such Adviser or Sponsor, and any investment company or issuer that would be an investment company but for Sections 3(c)(1) or 3(c)(7) of the 1940 Act that is advised or sponsored by the Investing Fund Adviser, the Sponsor, or any person controlling, controlled by, or under common control with such Adviser or Sponsor. For purposes of this Agreement, a "Investing Fund's Sub-Advisory Group" consists of any Investing Fund Sub-Adviser, any person controlling, controlled by, or under common control with the Investing Fund Sub-Adviser, and any investment company or issuer that would be an investment company but for Sections 3(c)(1) or 3(c)(7) of the 1940 Act (or portion of such investment company or issuer) advised or sponsored by the Investing Fund Sub-Adviser or any person controlling, controlled by or under common control with the Investing Fund Sub- Adviser.

2. The Investing Fund Adviser, or Trustee or Sponsor, as applicable, will waive fees otherwise payable to it by the Investing Fund in an amount at least equal to any compensation (including fees received pursuant to any plan adopted by a Fund (or its respective Master Fund) under Rule 12b-l under the 1940 Act) received from a Fund (or its respective Master Fund) by the Investing Fund Adviser, or Trustee or Sponsor, or an affiliated person of the Investing Fund Adviser, or Trustee or Sponsor, other than any advisory fees paid to the Investing Fund Adviser, or Trustee or Sponsor, or its affiliated person by the Fund (or its respective Master Fund), in connection with the investment by the Investing Fund in the Fund. Any Investing Fund Sub-Adviser will waive fees otherwise payable to the Investing Fund Sub-Adviser, directly or indirectly, by the Investing Management Company in an amount at least equal to any compensation received from a Fund (or its respective Master Fund) by the Investing Fund Sub-Adviser, or an affiliated person of the Investing Fund Sub-Adviser, other than any advisory fees paid to the Investing Fund Sub-Adviser or its affiliated person by the Fund (or its respective Master Fund), in connection with the investment by the Investing Management Company in the Fund made at the direction of the Investing Fund Sub-Adviser. In the event that the Investing Fund Sub-Adviser waives fees, the benefit of the waiver will be passed through to the Investing Management Company.

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3. Before approving any advisory contract under Section 15 of the 1940 Act, the board of directors or trustees of each Investing Management Company, including a majority of the independent directors or trustees, will find that the advisory fees charged under such contract are based on services provided that will be in addition to, rather than duplicative of, the services provided under the advisory contract(s) of any Fund (or its respective Master Fund) in which the Investing Management Company may invest. These findings and their basis will be fully recorded in the minute books of the appropriate Investing Management Company.

4. No Investing Fund or Investing Fund Affiliate will cause any existing or potential investment by the Investing Fund in a Fund to influence the terms of any services or transactions between the Investing Fund or an Investing Fund Affiliate and the Fund (or its respective Master Fund) or a Fund Affiliate.

For purposes of this Agreement, the term "Investing Fund Affiliate" includes the Investing Fund Adviser, Investing Fund Sub-Adviser, Sponsor, promoter and principal underwriter of an Investing Fund, and any person controlling, controlled by or under common control with any of these entities.

5. The board of directors or trustees of an Investing Management Company, including a majority of the independent directors or trustees, will adopt procedures reasonably designed to ensure that the Investing Fund Adviser and any Investing Fund Sub-Adviser are conducting the investment program of the Investing Management Company without taking into account any consideration received by the Investing Management Company or an Investing Fund Affiliate from a Fund (or its respective Master Fund) or a Fund Affiliate in connection with any services or transactions.

6. No Investing Fund or Investing Fund Affiliate (except to the extent it is acting in its capacity as an investment adviser to a Fund (or its respective Master Fund)) will cause a Fund (or its respective Master Fund) to purchase a security in an Affiliated Underwriting.

For purposes of this Agreement, the term "Affiliated Underwriting" means an offering of securities during the existence of an underwriting or selling syndicate of which a principal underwriter is an Underwriting Affiliate. For purposes of this Agreement, the term "Underwriting Affiliate" means a principal underwriter in any underwriting or selling syndicate that is an officer, director, member of an advisory board, Investing Fund Adviser, Investing Fund Sub-Adviser, employee or Sponsor of the Investing Fund, or a person of which any such officer, director, member of an advisory board, Investing Fund Adviser or Investing Fund Sub-Adviser, employee or Sponsor is an affiliated person. An Underwriting Affiliate does not include any person whose relationship to the Fund is covered by Section 10(f) of the 1940 Act.

7. Before investing in Shares of a Fund in excess of the limits in Section 12(d)(1)(A), each Investing Fund and the Trust will have executed this Agreement and complied with the terms and conditions hereof. At the time of its investment in Shares of a Fund in excess of the limit in Section 12(d)(1)(A)(i), an Investing Fund will notify the Fund of the investment. At such time, the Investing Fund will also transmit to the Fund a list of the names of each Investing Fund Affiliate and Underwriting Affiliate. The Investing Fund will notify the Fund of any changes to the list of the names as soon as reasonably practicable after a change occurs.

8. Each Investing Fund will promptly notify a Fund in writing of any purchase or acquisition of shares of the Fund that causes such Investing Fund to hold 5% or more of such Fund's total outstanding voting securities. If Fidelity Management & Research Company or any of its affiliates actively trade with any of __________________'s affiliates, trading could be blocked until the Fund is notified that the holding percentage has fallen below 5%.

9. The ________________, on behalf of each Investing Fund, represents and warrants to the Trust that the ________________'s board of directors or trustees, trustee, investment adviser or manager, sponsor, and/or depositor, as applicable, have received a copy of and have read and understand the terms and conditions of the Order, and agree to fulfill their responsibilities under the Order. The ________________, on behalf of each Investing Fund, further represents and warrants to the Trust that the foregoing persons understand that the Order pertains only to investments in the Trust and not to investments in any other investment company. The ________________ understands that this Agreement is entered into in furtherance of, and pursuant to, the Order, and agrees that this Agreement shall be interpreted consistently therewith.

10. The ________________, on behalf of each Investing Fund, agrees that it has sole responsibility under the Order and this Agreement to monitor the limits of Section 12(d)(1)(A) as they pertain to its acquisition of Shares.

11. The ________________, on behalf of each Investing Fund, represents and warrants to the Trust that, if it is an Investing Management Company, its investment adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, or is exempt from such registration.

12. The ________________, on behalf of each Investing Fund, represents and warrants to the Trust that, if it purchases Shares in large aggregations (i.e., "Creation Units") directly from the Trust, it will do so only in compliance with the Investing Fund's investment restrictions and only if so doing is consistent with the investment policies set forth in the Investing Fund's registration statement under the Securities Act of 1933.

13. The Fund and the Investing Fund will maintain and preserve a copy of the Order, the Agreement, and the list with any updated information for the duration of the investment and for a period of not less than six years thereafter, the first two years in an easily accessible place.

14. The Fund and the Investing Fund acknowledge that the receipt of compensation by (a) an affiliated person of an Investing Fund, or an affiliated person of such person, for the purchase by the Investing Fund of Shares of a Fund or (b) an affiliated person of a Fund, or an affiliated person of such person, for the sale by the Fund of its Shares to an Investing Fund, may be prohibited by Section 17(e)(1) of the 1940 Act.

15. Any sales charge and/or service fees charged with respect to shares of an Investing Fund will not exceed the limits applicable to a fund of funds as set forth in NASD Conduct Rule 2830.

16. If it is acquiring Shares in excess of either (i) the 5% limit of Section 12(d)(1)(A)(ii) of the 1940 Act or (ii) the 10% limit of Section 12(d)(1)(A)(iii) of the 1940 Act, the ________________, on behalf of each Investing Fund, represents and warrants to the Trust, and agrees, that its prospectus will disclose in "plain English" the fact that it does or may invest in exchange-traded funds such as the Trust, the unique characteristics of a fund that invests in Funds, and the expenses of so doing.

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17. Any of the provisions of this Agreement notwithstanding, the ________________, on behalf of each Investing Fund, represents and warrants to the Trust that it operates, and will continue to operate, in compliance with the 1940 Act, and the Commission's rules and regulations thereunder. The ________________, on behalf of each Investing Fund, agrees that the Trust is entitled to rely on the representations contained in this Agreement and that the Trust has no independent duty to monitor the Investing Fund's compliance with this Agreement, the Order, the 1940 Act, or the Commission's rules and regulations thereunder.

18. The Investing Fund and/or the Investing Fund's Adviser will provide certifications on an annual basis on the form attached hereto as Annex C, (as may be amended from time to time), in order to confirm the Investing Fund's and/or the Investing Fund's Adviser's compliance with the provisions set forth herein.

19. Notwithstanding anything contained herein to the contrary, the Trust may, in its sole discretion, amend Annex A to add or delete a series of the Trust.

20. Notwithstanding anything contained herein to the contrary, the _________ may, in its sole discretion, amend Annex B to add or delete a series of the _____________.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the __ day of __________________, 201_.

[Name of Series Trust]

By: ____________________________

Name: __________________________

Title: ____________________________

ACCEPTED:

Fidelity Merrimack Street Trust

By: ____________________________

Name: __________________________

Title: ____________________________

Attachment 7

Annex A

Fidelity Corporate Bond ETF Fidelity Limited Term Bond ETF Fidelity Total Bond ETF

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Annex B

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Attachment 7

FORM OF CERTIFICATION

Annex C

Form of Officer's Certificate

I, [ ], the duly elected and qualified [President/Vice President] of [ ] hereby certify in my capacity as such officer pursuant to Section 17 of that certain Participation Agreement dated [ , 201_] by and among the Fidelity Merrimack Street Trust on behalf of its series identified on Annex A to the Participation Agreement that:

During the preceding year:

1. The members of the Investing Fund's Advisory Group have not controlled (individually or in the aggregate) a Fund (or its respective Master Fund) within the meaning of Section 2(a)(9) of the 1940 Act, and the members of the Investing Funds' Sub-Advisory Group have not controlled (individually or in the aggregate) the Fund (or its respective Master Fund) within the meaning of Section 2(a)(9) of the 1940 Act.

2. The Investing Fund or Investing Fund's Affiliate has not caused any existing or potential investment by the Investing Fund in a Fund to influence the terms of any services or transactions between the Investing Fund or Investing Fund's Affiliate and the Fund (or its respective Master Fund) or a Fund Affiliate.

3. The Investing Fund's Adviser and Investing Fund's Sub-Adviser, if applicable, have conducted the investment program of the Investing Management Company without taking into account any consideration received by the Investing Management Company or Investing Fund's Affiliate from a Fund (or its respective Master Fund) or Fund Affiliate in connection with any services or transactions.

4. The Investing Fund's Adviser, or trustee or Sponsor of an Investing Trust, as applicable, has waived any fees otherwise payable to it by the Investing Fund in an amount at least equal to any compensation (including fees received pursuant to any plan adopted by a Fund (or its respective Master Fund) under Rule 12b-l under the Act) received from a Fund (or its respective Master Fund) by the Investing Fund's Adviser, or Trustee or Sponsor of the Investing Trust, other than any advisory fees paid to the Investing Fund's Adviser, or Trustee or Sponsor, or its affiliated person by the Fund (or its respective Master Fund) in connection with the investment by the Investing Fund in the Fund.

The Investing Fund's Sub-Adviser, if applicable, has waived any fees otherwise payable to the Investing Fund Sub-Adviser, directly or indirectly, by the Investing Management Company in an amount at least equal to any compensation received from a Fund (or its respective Master Fund) by the Investing Fund Sub-Adviser, or an affiliated person of the Investing Fund Sub-Adviser, other than any advisory fees paid to the Investing Fund Sub-Adviser or its affiliated person by the Fund (or its respective Master Fund), in connection with the investment by the Investing Management Company in the Fund made at the direction of the Investing Fund Sub-Adviser.

5. No Investing Fund caused the Fund to purchase a security in an Affiliated Underwriting.

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6. Each Investing Fund maintains a copy of the exemptive order and the Participation Agreement, along with any updated information or amendments, for the duration of the investment and for a period of not less than six years thereafter, the first two years in an easily accessible place.

7. No Investing Fund acquired shares of the Fund such that caused such Investing Fund to hold 5% or more of such Fund's total outstanding voting securities, other than those instances where notice was provided to the Fund. If Fidelity Management & Research Company or any of its affiliates actively trade with any of __________________'s affiliates, trading could be blocked until the Fund is notified that the holding percentage has fallen below 5%.

8. The Investing Fund has not charged sales loads and/or service fees that in the aggregate, exceed the limits set forth in FINRA Rule 2830 (i.e., 8.5% of the offering price).

9. The Investing Fund has not purchased shares of the Fund based on any compensation received by an affiliate of the Investing Fund.

10. Each Investing Fund complied with all applicable terms and conditions of the Order and the Participation Agreement.

Capitalized terms used and not otherwise defined herein shall have the meanings as defined in the Participation Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the _____ day of _______________, 201_.

______________________________

Name:
Title: [President/Vice President]

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